Exhibit 6 under Form N-1A
                                          Exhibit 1 under Item 601/Reg. S-K


                                 Exhibit G
                                  to the
                          Distributor's Contract

                Federated Limited Duration Government  Fund
                           Institutional Shares

                  Federated Total Return Government Fund
                           Institutional Shares

       In consideration of the mutual covenants set forth in the Distributor's Contract dated December 1, 1993 between Federated Total Return Series, Inc. and Federated Securities Corp., Federated Total Return Series, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to the Institutional Shares thereof, first set forth in this Exhibit.
       Witness the due execution hereof this 1st day of  December, 1996.

ATTEST:                       FEDERATED TOTAL RETURN SERIES,          INC.



/s/ John W. McGonigle         By:/s/ Glen R. Johnson
Secretary                     President
(SEAL)

ATTEST:                       FEDERATED SECURITIES CORP.


/s/ Byron F. Bowman           By:/s/ David M. Taylor
Secretary                     Executive Vice President

(SEAL)